UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 16, 2021
Date of Report (date of earliest event reported)
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
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5470 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices and zip code)

(650) 362-0488
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, the Board of Directors (the “Board”) of Cloudera, Inc. (the “Company”) appointed Mick Hollison, age 52, as President of the Company. Mr. Hollison previously served as the Company’s Chief Marketing and Digital Transformation Officer since September of 2016. Mr. Hollison has had a successful 30-year career in enterprise and cloud software. Prior to joining Cloudera in 2016, he served as CMO of sales acceleration and machine learning company InsideSales.com from June 2013 until September 2016. Prior to InsideSales, Mr. Hollison served as global vice president of marketing and strategy at Citrix, where he led the company’s push into the high-growth desktop virtualization market. Before Citrix, Mr. Hollison managed executive marketing at Microsoft and held numerous leadership positions at IBM Software. Mr. Hollison is an advisory board member for Epic Ventures and a contributing author on Inc.com. Mr. Hollison graduated from the Georgia Institute of Technology, with a bachelor's of science degree in management.

Robert Bearden, the Company’s Chief Executive Officer, previously held the position of President. Mr. Bearden will continue serving as the Company’s Chief Executive Officer.

Mr. Hollison has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2021	CLOUDERA, INC.

	By:	/s/ David Howard
	Name:	David Howard
	Title:	Chief Legal Officer